                                                                EXHIBIT 23.2

                              CONSENT OF LEGAL COUNSEL






     We hereby consent to the filing of this opinion of counsel, dated May 4, 1998, with the Securities and Exchange Commission as an exhibit to the Offering Statement.






                                                            /s/ Bartz & Bartz
                                                      -----------------------
                                                      BARTZ & BARTZ

Edina, MN.
May 4, 1998